Exhibit 21


                        Subsidiaries of the Registrant


Set forth below are the subsidiaries of the Registrant and their respective jurisdictions of incorporation or organization, as of December 31, 1997. The subsidiaries are included in the Consolidated Financial Statements filed herewith.

                                                 Jurisdiction of
                                                 Incorporation
            Subsidiary                           Or Organization
            ____________________________         ________________

            CCC Capital Corporation              Missouri

            Beekman's Deli Systems,
            Limited Liability Company            Ohio